BANKING FOR LIFE
114 West College Street, Murfreesboro, Tennessee 37130
Telephone: (615) 893-1234

March 18, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Cavalry Bancorp, Inc., the holding company for Cavalry Banking. The meeting will be held at Cavalry Banking’s main office located at 114 West College Street, Murfreesboro, Tennessee, on Thursday, April 28, 2005 at 10:00 a.m., local time.

The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Rayburn, Bates & Fitzgerald, P.C., the Company's independent auditors, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,
Ed C. Loughry, Jr.
Chairman of the Board and Chief Executive Officer

CAVALRY BANCORP, INC.
114 WEST COLLEGE STREET
MURFREESBORO, TENNESSEE 37130
(615) 893-1234

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cavalry Bancorp, Inc. ("Company") will be held at the main office of Cavalry Banking located at 114 West College Street, Murfreesboro, Tennessee, on Thursday, April 28, 2005 at 10:00 a.m., local time, for the following purposes:

(1)	To elect three directors of the Company to serve for a term of three years; and

(2)	To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Only shareholders of record at the close of business on March 1, 2005 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. If you attend the meeting and wish to vote in person, you may revoke your proxy at that time and vote by ballot.

BY ORDER OF THE BOARD OF DIRECTORS
IRA B. LEWIS, JR.
CORPORATE SECRETARY

Murfreesboro, Tennessee
March 18, 2005

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
CAVALRY BANCORP, INC.
114 WEST COLLEGE STREET
MURFREESBORO, TENNESSEE 37130
(615) 893-1234

ANNUAL MEETING OF SHAREHOLDERS
APRIL 28, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cavalry Bancorp, Inc. ("Company") to be used at the Annual Meeting of Shareholders of the Company ("Meeting"). The Company is the holding company for Cavalry Banking ("Bank"). The Meeting will be held at the main office of the Bank located at 114 West College Street, Murfreesboro, Tennessee, on Thursday, April 28, 2005 at 10:00 a.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about March 18, 2005.

VOTING AND PROXY PROCEDURE

Shareholders Entitled to Vote. Only shareholders of record as of the close of business on March 1, 2005 ("Voting Record Date") are entitled to vote at the Meeting and are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. At the close of business on the Voting Record Date the Company had 7,217,565 shares of Common Stock issued and outstanding. The Common Stock is the only class of outstanding securities of the Company.

The Company's Charter provides that, subject to certain exceptions, record holders of the Company's Common Stock who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares shall be entitled to cast only one-hundredth a vote for each share beneficially owned by such person in excess of this 10% limit. As of the date of this proxy statement, there are no record holders subject to this limitation.

If you are a beneficial owner of Common Stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Meeting. A recent brokerage statement, a letter from a bank, or a letter from a broker are examples of proof of ownership. If you want to vote your shares of Common Stock held in street name in person at the Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposal to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for director set forth below. If a shareholder attends the Meeting, he or she may vote by ballot.

Revocation of a Proxy. Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

Participants in the Cavalry Banking ESOP. If a shareholder is a participant in the Cavalry Banking Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Allocated shares for which no voting instructions are received from participants, will be voted by the trustees in the manner directed by the majority of the participants. The deadline for returning your voting instructions to the trustees is April 27, 2005.

Vote Required. The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Pursuant to the Company's Charter, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast. Any other matters submitted to the shareholders but not proposed in this proxy statement, shall be approved by the affirmative vote of a majority of the votes cast by the holders of common stock represented as entitled to vote at the annual meeting.

If your Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form from your broker that accompanies this proxy statement for more information on this process. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Persons and groups who beneficially own in excess of 5% of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth at the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date. The table also sets forth, as of the close of business on the Voting Record Date, certain information as to shares of Common Stock beneficially owned by the Company's directors and "named executive officers" and all directors and executive officers as a group. Shares issuable upon exercise of options that are exercisable within 60 days of the Voting Record Date are considered outstanding for the purpose of calculating the percentage of outstanding shares of Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of each of the Company’s directors, executive officers and benefit plans listed below is 114 West College Street, Murfreesboro, Tennessee 37130.

Name	Number of Shares Beneficially Owned (1)	Percent of Shares Outstanding

Beneficial Owners of More Than 5%

Cavalry Banking Employee Stock Ownership Plan Trust	814,213 (2)	11.3%

(table continued on following page)

Name	Number of Shares Beneficially Owned (1)	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Percent of Shares Outstanding (4)

Directors

William Kent Coleman	37,530	0	0.5%
James C. Cope	83,327	0	1.2%
Terry G. Haynes	136,477	0	1.9%
William H. Huddleston, IV	67,906	0	0.9%
Gary Brown	133,332	0	1.8%
Tim J. Durham	123,057	0	1.7%

Named Executive Officers (3)

Ed C. Loughry, Jr.	321,612	28,280	4.8%
Ronald F. Knight	258,692	28,515	4.0%
William S. Jones	86,194	22,959	1.5%
Hillard C. Gardner	50,138	19,379	1.0%
R. Dale Floyd	48,299	17,466	0.9%

All Executive Officers and Directors as a Group (16 persons)	1,630,400	205,842	24.7%

(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has sole or shared voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess sole or shared voting and/or investment power.

(2)
Under the terms of the ESOP, the trustees will vote allocated shares for which no voting instructions are received in the manner directed by the majority of the participants. As of the Voting Record Date all 814,213 shares have been allocated to participants' accounts. Cavalry Banking is the Trustee and Plan Administrator/Agent of the ESOP and has appointed the Asset Management and Trust Department of Cavalry Banking to be the Managing Agent.

(3)	Messrs. Loughry and Knight are also directors of the Company.

(4)
Percentages with respect to each person or group of persons have been calculated on the basis of 7,217,565 shares of the Common Stock outstanding and entitled to vote as of March 1, 2005, plus the number of shares of the Common Stock which such person or group of persons has the right to acquire within 60 days after March 1, 2005.

CORPORATE GOVERNANCE

General

The Company believes that good corporate governance is important to ensure that the Company and the Bank are each managed for the long-term benefit of the Company's shareholders. During the past year, the Company reviewed its policies and practices relating to corporate governance in light of the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the modified listing standards of the National Association of Securities Dealers, Inc. (the "NASD").

Director Independence

The Board has determined that each of the following directors is an “independent director” within the meaning of the NASD's listing standards:

William H. Huddleston, IV
Gary Brown
Tim J. Durham
William Kent Coleman
James C. Cope
Terry G. Haynes

Director Nominations

The Company's Nominating Committee is responsible for (i) annually reviewing with the Board of Directors the appropriate skills and characteristics required of members of the Board of Directors, which, at a minimum, include professional integrity, sound judgment, and sufficient time to devote to Board activities; (ii) annually reviewing and determining any specific qualities or skills that one or more directors must possess; (iii) identifying individuals qualified to become directors consistent with the criteria approved by the Board of Directors; (iv) evaluating and considering director candidates proposed by management, any director or any shareholder; and (v) recommending for selection by the Board of Directors director nominees for the next annual meeting of shareholders. The Board of Directors will then review and approve director nominees for the annual meeting of shareholders.

The Company's Charter generally provides that shareholders will have the opportunity to nominate directors of the Company if such nominations are made in writing and are delivered to the Secretary of the Company 120 calendar days in advance of the month and day the Company’s proxy statement to shareholders was mailed to shareholders the preceding year; provided however, that if notice of the meeting is given fewer than 40 calendar days before the meeting, such shareholder’s written notice shall be delivered to the Secretary of the Company not later than the close of the tenth calendar day following the day on which notice of the meeting was mailed to shareholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice (a) his name and address as they appear on the Company's books and (b) the class and number of shares of the Company which are beneficially owned by such shareholder.

Each potential director nominee is evaluated on the same basis regardless of whether he or she is recommended by management, by a director or by a shareholder. The Board of Directors has not adopted a policy with respect to minimum qualifications for directors. Rather, the Nominating Committee annually reviews and determines the specific qualifications and skills that one or more directors must possess. Each of the nominees for director to be elected at the Meeting was nominated and recommended by the Nominating Committee and approved by the Board of Directors. The Company has not received director nominee recommendations from any shareholders for the term commencing in 2005 and expiring in 2008. The Board of Directors will consider nominees recommended by shareholders on the same basis as nominees submitted by other persons, including members of management and the Company’s Board of Directors, provided that such recommendations comply with the notice, timing and other requirements provided for in the Company's Charter.

Historically, the Company has not engaged third parties to assist in identifying and evaluating potential director nominees. However, upon approval of the Board of Directors, the Nominating Committee has authority to retain a third party search firm to identify director candidates and to determine the search firm’s fees and retention terms.

Shareholder Communications with Members of the Board

The Company’s Board of Directors has established procedures for the Company’s shareholders to communicate with members of the Board of Directors. Shareholders can communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o Cavalry Bancorp, Inc., 114 West College Street, Murfreesboro, Tennessee 37130.

Director Attendance at Annual Meeting

On February 26, 2004, the Board of Directors adopted a policy stating that directors are strongly encouraged to attend the annual meeting of shareholders each year. In order to encourage director attendance at the annual meeting of shareholders, a meeting of the Board of Directors will be held immediately following the annual meeting of shareholders each year. All eight directors attended the 2004 Annual Meeting of Shareholders.

The Company has a Code of Conduct which is applicable to all of the Company’s employees, officers and directors. In addition, the Company has adopted a Code of Ethics for its principal executive officer and other members of senior management, including the Company’s principal financial officers. The Code of Conduct and the Code of Ethics are available on the “Corporate Governance” section of the Company’s website www.cavb.com. The Company intends to post legally required amendments to, or waivers from, its Code of Conduct and its Code of Ethics (to the extent applicable to the Company’s directors, chief executive officer or principal financial officers) at this location on its website or on a Current Report on Form 8-K as required by applicable law and the NASD’s listing standards.

PROPOSAL - ELECTION OF DIRECTORS

The Company's Board of Directors currently consists of eight members. In accordance with the Company's Charter, the Board is divided into three classes with three-year staggered terms, each class to be as nearly equal in number as possible. At each annual meeting of shareholders, directors of the class whose term of office expires in that year are elected for a three-year term. The nominees for election this year are Gary Brown, Terry G. Haynes and William H. Huddleston, IV, each of whom is a current member of the Board of Directors of the Company and of the Bank and has consented to serve if re-elected.

It is intended that the proxies solicited by the Board of Directors will be voted FOR the election of the nominees named in the following table. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

The Board of Directors recommends a vote "FOR" the election of Messrs. Brown, Haynes, and Huddleston.

The following table sets forth certain information regarding the nominees for election at the Meeting as well as information regarding those directors continuing in office after the Meeting.

Name	Age	Year First Elected or Appointed Director (1)	Term to Expire

BOARD NOMINEES
Gary Brown	62	1984	2008(2)
Terry G. Haynes	47	1997	2008(2)
William H. Huddleston, IV	41	1999	2008(2)

DIRECTORS WHOSE TERMS CONTINUE

Ronald F. Knight	54	1990	2006
Tim J. Durham	51	1986	2006
Ed C. Loughry, Jr.	62	1982	2007
William Kent Coleman	50	2000	2007
James C. Cope	55	1992	2007

(1)	Includes prior service on the Board of Directors of the Bank before March 1998, the month and year in which the Company was organized.
(2)	Assuming the individual is elected.

The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

Ed C. Loughry, Jr. joined the Bank in 1968 and currently serves as Chairman of the Board and Chief Executive Officer of the Bank and the Company. Mr. Loughry has served on the Boards of Directors of the Rutherford County Chamber of Commerce, United Way, Heart Fund, the Federal Home Loan Bank of Cincinnati, and the ABA Bank Pac Board. He is past Chairman of the Tennessee Bankers Association and currently serves on the TBA Board. He is also currently serving on the Middle Tennessee Medical Center Board, the Nashville Federal Reserve Bank Board, the American Bankers Association Board, and the Christy-Houston Foundation. He was selected Business Person of the Year in 1993 and Business Legend in 2000 by the Rutherford County Chamber of Commerce.

William Kent Coleman is an associate in the law office of Rucker, Gilley & Coleman, an Association of Attorneys, in Murfreesboro, Tennessee and also serves as Tennessee State Representative of the 49th District in the Tennessee Legislature. Mr. Coleman has been a lawyer in Murfreesboro since 1983. Mr. Coleman is a board member of the Tennessee Cystic Fibrosis Foundation and the Volunteer Behavioral Health Care System.

James C. Cope is a partner in the law firm Murfree, Cope, Hudson & Scarlett in Murfreesboro, Tennessee where he has practiced law since 1977. Mr. Cope serves as attorney for Rutherford County, Tennessee, the Middle Tennessee Electric Membership Corporation, the Murfreesboro Housing Authority, the Smyrna/Rutherford County Airport Authority and otherwise engages in a general practice of civil law. He is past President of the Middle Tennessee State University Foundation and the Murfreesboro Rotary Club.

Terry G. Haynes is the Chief Executive Officer, General Manager and Chief Operating Officer of Haynes Bros. Lumber Co., a retail building supply dealer located in Murfreesboro, Tennessee a position he has held since 1993. Mr. Haynes is a past Chairman of the Rutherford County Chamber of Commerce and current Chairman of Destination Rutherford.

William H. Huddleston, IV, a professional engineer and registered land surveyor licensed in the State of Tennessee, has been the President of Huddleston-Steele Engineering, Inc., in Murfreesboro, Tennessee since 1994. Mr. Huddleston currently serves on the City of Murfreesboro Construction Board of Adjustments and Appeals, The Webb School Board of Trustees, and the First United Methodist Church Finance Committee.

Gary Brown is the owner and President of Roscoe Brown, Inc. in Murfreesboro, Tennessee, Air Care Heating and Cooling in Nashville, Tennessee and Roscoe Brown Heating and Cooling in Tullahoma, Tennessee, positions he has held since 1982, 2003 and 2001 respectively. Mr. Brown, a graduate of MTSU, has served on the Murfreesboro Water & Sewer Department Board, the Electrical Examining Board, the Rutherford County Chamber of Commerce Board, the MTSU Foundation and the Air Conditioning Contractors Board.

Ronald F. Knight joined the Bank in 1972 and currently serves as President and Chief Operating Officer and as a member of the Board of Directors of the Bank and the Company. Mr. Knight currently serves on the Tennessee Housing Development Agency Board, Chairman of the Tennessee State Collateral Pool Board, the Board of Directors of Main Street Murfreesboro/Rutherford County, Division Chair of United Way and committee member of the Tennessee Bankers Association and Destination Rutherford. Mr. Knight was selected as the 2002 Business Person of the Year by the Rutherford County Chamber of Commerce and was voted Most Community Minded Business Leader in 2003. Previously, he served on the Rutherford County Economic Development Council, the Board of Directors of the Rutherford County Chamber of Commerce (for which he served as Chairman), the Board of Directors of the Tennessee Savings and Loan League (for which he served as Chairman), and the Board of Directors of the Tennessee Bankers Association. Mr. Knight is the Co-Founder of a local charity "Christmas for the Children."

Tim J. Durham is the owner of Durham Realty & Auction, Inc., a real estate and auction service company in Murfreesboro, Tennessee, a position he has held since 1979. Mr. Durham has also been a partner in D & H Development Co., a commercial and residential developer since 1993. Mr. Durham currently serves on the Board of the Rutherford County Chamber of Commerce and the Middle Tennessee Medical Foundation Board. He also served on the Murfreesboro Planning Commission for eight years and is a former member of the Murfreesboro Board of Zoning Appeals and the Murfreesboro Water and Sewer Board. Mr. Durham is past President and Director of the Rutherford County Board of Realtors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company conducts its business through meetings of the Board and its committees. During the fiscal year ended December 31, 2004, the Board of Directors of the Company held 12 meetings. No director of the Company attended fewer than 75% of the total meetings of the Board and committees on which such person served during this period.

Committees of the Company's Board. The Company's Board of Directors has established Audit, Compensation and Nominating Committees.

The Audit Committee of the Company, is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act which also serves as the Audit Committee of the Bank. The members of the Audit Committee are Directors Durham (Chairman), Huddleston, Coleman and Haynes. None of the members of the Audit Committee are officers or employees of the Company or its affiliates and all of them are "independent" as defined by the current listing standards of the NASD and the rules and regulations of the SEC. In addition, the Company believes that each member of the Audit Committee is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and statement of cash flows. The Board has concluded that each of the members of the Audit Committee also has sufficient chief financial oversight experience to be considered financially sophistication.

The Board of Directors has not been able to determine that any member of the Audit Committee meets the standards of an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Board of Directors believes, however, that because each of the members of the Audit Committee has the necessary experience to meet the requirements of the NASD's listing standards that the members of the Audit Committee have the financial expertise necessary to adequately perform the duties and obligations of audit committee members. In making that determination, the Board of Directors particularly considered the size and nature of the Company’s business, the importance of knowledge of the local Rutherford County market and the nature of the professional assistance utilized by the Committee. As such, the Board of Directors has concluded that the appointment of an additional director that qualifies as an audit committee financial expert to the audit committee is not necessary at this time.

The functions of the Audit Committee consist of the following: to review and discuss the audited financial statements with management, the internal auditor and the independent registered public accounting firm; to receive disclosures required by Statement of Auditing Standards No. 61 and the independence letter from the independent registered public accounting firm; to engage the independent registered public accounting firm of the Company; to review the internal audit function, the internal accounting controls and the outside loan review consultants; and to review and approve the internal audit plan. The Audit Committee’s responsibilities are set forth in a written charter that has been adopted by the Board, a copy of which is available on the “Investor Relations” section of the Company’s website at www.cavb.com.

The Audit Committee met four times during the year ended December 31, 2004.

The Compensation Committee of the Company also serves as the Compensation Committee of the Bank and consists of Directors Brown (Chairman), Durham, and Cope each of whom is independent within the NASD’s listing standards. The Compensation Committee makes recommendations to the full Board of Directors concerning employee compensation. The Compensation Committee does not have a written charter. The Compensation Committee met four times during the year ended December 31, 2004.

During 2004, the Board of Directors established a Nominating Committee, the members of which are to be those independent directors whose terms do not expire at the upcoming annual meeting, to nominate directors for election at this Meeting. The members of the Nominating Committee in 2004 were Messrs. Coleman, Cope, and Durham. For 2005, the members of the Nominating Committee will be Messrs. Brown, Coleman, Cope, Haynes and Huddleston. The members of the Nominating Committee are independent within the NASD’s listing standards. The Committee met on December 23, 2004, to nominate candidates for election as directors at the meeting. The recommendations of the Committee were reported to the Board of Directors on December 23, 2004. The Nominating Committee met one time during the year ended December 31, 2004 and does not have a written charter.

DIRECTORS’ COMPENSATION

During 2004 all directors of the Company received a monthly retainer of $500. All directors of the Bank, other than the Vice-Chairman of the Board, receive a monthly retainer of $1,800. The Vice-Chairman of the Board receives a monthly retainer of $1,850. Directors receive no additional compensation for attendance at Trust, Audit, Compensation, Nominating, Executive Loan or any other committee meetings. Directors' fees totaled $221,400 for the year ended December 31, 2004.

The 1999 Stock Option Plan (the “SOP”), which was adopted by the Company's shareholders on April 22, 1999, authorized the Compensation Committee to grant options to directors, directors emeritus, and key employees. On March 9, 2004 the Compensation Committee granted 8,077 stock options each to directors Huddleston and Coleman at an exercise price of $15.55. Due to anticipated accounting changes relating to the expensing of options, the vesting of all options was accelerated on November 24, 2004 provided that all non-employee directors were required to exercise their non qualified options by December 31, 2004 or lose the right to exercise. By making these changes, the Company eliminated future option expense and in the case of director options, provided an incentive to exercise and the corresponding tax benefit for the company. Directors Brown, Cope, Durham and Haynes each had 12,922.40 options and Directors Huddleston and Coleman each had 14,538.20 options for which the vesting was accelerated. Directors Loughry and Knight had 72,390 and 57,310 non qualified stock options, respectively for which the vesting was accelerated. All non-employee directors exercised all options held by them in full and Messrs Loughry and Knight exercised all non-qualified options in full.

Certain directors participate in the Company’s Supplemental Retirement Plan for Directors and Executive Officers described below under "Executive Compensation-Supplemental Retirement Plan." The dollar value of the potential retirement benefit owing in 2004 under the Supplemental Retirement Plan allocated to each director for 2004 was as follows: Brown ($42,559), Cope ($25,585), Knight ($29,181), Loughry ($152,143), Durham (-$10,468), Coleman (-$28,536),Haynes (-$42,826) and Huddleston (-$60,163). During 2004, the vesting schedule was modified from a straight five year vesting for all participants to a vesting schedule of the later of five years or age 60. As a result the amount of the vested benefit decreased for those participants under age 55.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for the Chief Executive Officer of the Company and for the four highest paid executive officers of the Company who received salary and bonus in excess of $100,000 for the year ended December 31, 2004 (“Named Executive Officers”).

	Annual Compensation (1)			Long-term Compensation Awards Number of Securities Underlying Options Awarded	All Other Compensation (2)
Name and Position	Year	Salary	Bonus

Ed C. Loughry, Jr.	2004	$168,000	$51,408	-	$307,759
Chairman of the Board	2003	168,000	54,986	-	152,543
and Chief Executive Officer	2002	168,000	37,397	-	135,859
of the Company and the Bank

Ronald F. Knight	2004	$155,000	$47,430	-	$176,881
President and Chief	2003	150,000	49,095	-	140,750
Operating Officer of the	2002	146,000	32,500	-	122,178
Company and the Bank

William S. Jones	2004	$140,000	$47,549	8,076	$116,832(3)
Executive Vice President	2003	130,000	42,549	-	99,170
and Chief Administrative	2002	120,000	26,712	17,904	79,340
Officer of the Company
and the Bank

Hillard C. Gardner, CPA	2004	$99,000	$25,196	-	$166,343
Senior Vice President	2003	96,000	15,710	-	66,143
and Chief Financial Officer	2002	94,500	10,518	-	55,560
of the Company and the Bank

R. Dale Floyd	2004	$99,750	$20,349	-	$111,208
Senior Vice President	2003	95,000	15,547	-	65,925
Mortgage Lending	2002	92,500	10,295	-	28,726

_______________
(1)	The aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported.

(2)
For fiscal 2004, Mr. Loughry’s Other Compensation included director fees ($27,600), market value of stock allocated under the ESOP ($109,025), employer paid 401(k) matching contributions ($8,000), supplemental retirement plan contributions ($152,143), employer paid medical, dental, term life, and disability insurance premiums ($6,678), and country club dues and automobile allowance ($4,313). For fiscal 2004, Mr. Knight’s Other Compensation included director fees ($27,600), market value of stock allocated under the ESOP ($102,285), employer paid 401(k) matching contributions ($7,647), supplemental retirement plan contributions ($29,181), employer paid medical, dental, term life, and disability insurance premiums ($5,882) and country club dues and automobile allowance ($4,286). For fiscal 2004, Mr. Jones’ Other Compensation included market value of stock allocated under the ESOP ($100,911), employer paid 401(k) matching contributions ($6,835), employer paid medical, dental, term life, and disability insurance premiums ($5,493) and country club dues and automobile allowance ($3,593). For fiscal 2004, Mr. Gardner’s Other Compensation included market value of stock allocated under the ESOP ($119,261), employer paid 401(k) matching contributions ($4,258), supplemental retirement plan contributions ($37,818) and employer paid medical, dental, term life, and disability insurance premiums ($5,006). For fiscal 2004, Mr. Floyd’s Other Compensation included market value of stock allocated under the ESOP ($87,419), employer paid 401(k) matching contributions ($5,519), supplemental retirement plan contributions ($13,314) and employer paid medical, dental, term life, and disability insurance premiums ($4,956).

(3)
The amount of Mr. Jones vested supplemental retirement plan was reduced by $13,406 due to the lengthening of the vesting schedule to the later of 5 years or age 55. The amount reported does not reflect this reduction.

Option Grants in 2004

The following table sets forth information about options granted to the Named Executive Officers of the Company in 2004.

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for 10-year Option Term(2)
					5%	10%

William S. Jones	8,076 (1)	100%	$15.55	03/09/2014	$78,978	$200,145

(1)
These options were granted on March 9, 2004 and vest in annual 20% increments beginning on March 9, 2005. However on November 24, 2004, due to changes in accounting expense recognition relating to options, the board of directors accelerated vesting on all outstanding options.

(2)
The amounts in these columns are the result of calculation based on the assumption that the market price of the Common Stock will appreciate in value from the date of grant to the end of the ten-year option term at rates of 5% and 10% per year. The 5% and 10% annual appreciation assumptions are required by the Securities and Exchange Commission; they are not intended to forecast possible future appreciation, if any, of the Company’s stock price.

Aggregated Option Exercises is Last Fiscal Year and Fiscal 2004 Year-End Option Values

The following table sets forth certain information with respect to stock options issued to the Named Executive Officers pursuant to the SOP at December 31, 2004:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL 2004 YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options Held at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004 ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Ed C. Loughry, Jr.	152,677	$1,288,679	28,280		$350,449

Ronald F. Knight	114,751	$970,250	28,515		$355,859

William S. Jones	26,867	$138,065	22,959		$285,865

Hillard C. Gardner	4,467	$38,483	19,379		$250,059

R. Dale Floyd	1,380	$11,889	17,466		$226,124

(footnotes on following page)

(1)
Based on the closing price of the Common Stock on The NASDAQ Stock Market at December 31, 2004 of $23.00 per share. Value is calculated on the basis of the difference between the closing price and the option exercise price, multiplied by the number of shares of common stock underlying the option.

Employment Agreements. The Company and the Bank (collectively “Employers”) have entered into a three-year, a three-year and a two-year employment agreement ("Employment Agreements") with each of Messrs. Loughry, Knight and Jones respectively. Under the Employment Agreements, the current salary levels for Messrs. Loughry, Knight and Jones (each an “Executive” and collectively, the "Executives”) are $168,000, $155,000 and $140,000 respectively, which amounts are paid by the Bank and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the commencement date of the Employment Agreements, the term of each agreement may be extended for an additional year at the discretion of the Board of Directors. The agreements are terminable (1) by the Employers at any time, (2) by the Executive if, among other things, the Executive is assigned duties inconsistent with his initial position, duties, responsibilities and status, or (3) upon the occurrence of certain events specified by federal regulations. In the event that an Executive's employment is terminated without cause or upon the Executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Bank would be required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits.

The Employment Agreements provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, the Executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, such that individuals who were directors at the beginning of any 24-month period do not constitute a majority of the Board of Directors at the end of such period, or (d) shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

The maximum value of the severance benefits under the Employment Agreements is 2.99 times Messrs. Loughry’s and Knight’s and 1.99 times Mr. Jones’ average annual compensation during the five-year period preceding the effective date of the change in control. Such amounts will be paid in a lump sum within ten business days following the termination of employment. Had a change in control of the Employers occurred in 2004, Messrs. Loughry, Knight and Jones would have been entitled to payments of approximately $1,950,948, $1,565,174, and $402,372 respectively. Section 280G of the Internal Revenue Code of 1986, as amended ("the Code"), provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

The Employment Agreements restrict each Executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if an Executive voluntarily terminates employment, except in the event of a change in control.

Severance Agreements. The Employers have entered into two-year severance agreements (“Severance Agreements”) with Messrs. Gardner and Floyd (the “Other Executives”). On each anniversary of the commencement date of the Severance Agreements, the term of each agreement may be extended for an additional year at the discretion of the Bank’s Board of Directors.

The Severance Agreements provide for severance payments and continuation of insured employee welfare benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. In the event of termination due to a change in control, the Bank shall pay each of the Other Executives a lump sum equal to the greater of (i) one-twelfth of the applicable Other Executive’s annual compensation times the number of years of employment, or (ii) the Other Executive’s annual compensation. Severance payments and benefits also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an officer is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the Severance Agreements as having occurred when, among other things, (a) a person other than the Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, such that individuals who were directors at the beginning of any 24-month period do not constitute a majority of the Board of Directors at the end of such period, or (d) shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

Assuming that a change in control of the Employers had occurred in 2004, Messrs. Gardner and Floyd would have been entitled to payments of approximately $347,413 and $212,318, respectively.

Supplemental Retirement Plan. During the first quarter of 2002, the Company adopted a nonqualified, noncontributory Supplemental Retirement Plan (the “Retirement Plan”) for certain of the directors and executive officers of the Company and the Bank. The Retirement Plan is designed to provide for supplemental retirement and death benefits for participants without material impact on the Company’s earnings. Generally, the Retirement Plan provides benefits to the participants in the following manner. The Company invests in and is the owner of single premium life insurance policies on the life of each participant and is the beneficiary of the policy value (the amount equal to the premiums paid by the Company plus the compound interest accrued on such premiums). When a participant retires, the accumulated gains on the policy allocated to such participant, if any, will be distributed to the participant in equal installments for 15 years (the “Primary Benefit”). In addition, any annual gains after the retirement date of the participant will be distributed on an annual basis for the lifetime of the participant (the “Secondary Benefit”). The Primary Benefit and Secondary Benefit payments are taxable to the participant.

The Retirement Plan also provides the participants with life insurance coverage, which is a percentage of the net death proceeds for the policy, if any, applicable to the participant. Net death proceeds are equal to the amount of death proceeds in excess of the policy value. The participant’s beneficiary receives the net death proceeds, and the Company receives the policy value (which is equal to the premiums paid plus the compound interest on such premiums). The life insurance proceeds are not taxable to the Company or the participant’s beneficiary.

During 2004, the vesting schedule was modified with the consent of the participants from a straight five year vesting for all participants to a vesting schedule of the later of five years or age 60, age 55 for Mr. Jones. As a result the amount of the vested benefit decreased for those participants under age 55.

The Retirement Plan contains provisions that provide for certain accelerated payments upon a change of control of the Company. If a participant ceases to be an employee or director of the Bank prior to his normal retirement date but after a change of control, the Company will be obligated to pay the retirement benefits accrued under the Retirement Plan for the participants calculated as if the participant has reached his or her normal retirement age with the Company. It is anticipated that the plan will have no material impact on the Company’s future earnings.

COMPENSATION COMMITTEE MATTERS

Report of the Compensation Committee. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's and the Bank's Chief Executive Officer and Named Executive Officers. Insofar as no separate compensation is currently paid by the Company, the Compensation Committee of the Bank (the "Committee"), at the direction of the Board of Directors of the Company, has prepared the following report for inclusion in this proxy statement.

The Compensation Committee of the Bank's Board of Directors is responsible for establishing and implementing all compensation policies of the Bank and its subsidiaries. The Committee is also responsible for evaluating the performance of the Chairman and the President of the Company and the Bank and approving an appropriate compensation level. The President evaluates the performance of the Executive Vice President and the Executive Vice President evaluates the performance of the other senior level officers of the Company and the Bank and recommends to the Committee individual compensation levels for approval by the Committee.

The Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and shareholders' returns. The principals underlying compensation policies are: (1) to attract and retain key executives who are highly qualified and are vital to the long-term success of the Bank and its subsidiaries; (2) to provide levels of compensation competitive with those offered throughout the banking industry; (3) to motivate executives to enhance long-term shareholder value by helping them build their ownership in the Company; and (4) to integrate the compensation program with the Bank's long-term strategic planning and management process.

Historically, the Bank’s compensation philosophy for the Named Executive Officers has involved a combination of salary and cash bonus coupled with equity based incentive compensation in the form of stock options and allocations of Company common stock to accounts of the Named Executive Officers in the Company’s Employee Stock Ownership Program. The Named Executive Officers have also been compensated through contributions for their benefit to the Company’s Supplemental Retirement Plan and with the payment of insurance premiums by the Company for certain medical, dental, term life and disability insurance plans for the benefit of the Named Executive Officers. The Supplemental Retirement Plan was added to the compensation philosophy of the Compensation Committee in 2002 to provide the Named Executive Officers with additional retirement security.

In 2004, the Compensation Committee determined to accelerate the vesting of all outstanding stock options held by the Company’s directors and employees, including the Named Executive Officers. The acceleration of the vesting of the stock options resulted in a one time, non-cash charge of approximately $138,000. The Compensation Committee believes that the acceleration of the vesting of these options was in the best interest of the Company and its shareholders as the Company will not be required to recognize compensation expense for these options in 2005 or 2006. Further, the Compensation Committee has decided to eliminate the stock option portion of the Named Executive Officers’ compensation for 2005.

In 2004, the Compensation Committee also determined to accelerate the vesting of the accounts of all of the participants, including the Named Executive Officers, in the Company’s Employee Stock Ownership Program. The accelerated vesting of the Named Executive Officers’ accounts resulted in a one-time non-cash charge of approximately $429,000. The acceleration will reduce the Company’s compensation expense through 2006.

The salary levels of executive officers are designed to be competitive within the banking and financial services industries. Independent compensation surveys, such as The SNL Executive Compensation Review and the Tennessee Bankers Association Compensation Survey are periodically used to review the compensation levels of management as compared with peers with comparable responsibilities in other financial institutions.

Annually, the Compensation Committee evaluates management’s performance and may pay a bonus if performance has equaled or exceeded expectations. The committee generally determines the bonus as a percentage of salary for corporate officers based upon the Company’s return on equity. In 2004 the committee excluded the effect of the one time non-cash charges relating to the accelerated vesting of the Employee Stock Ownership Program and the Stock Option Plan from the return on equity bonus computation. The multiple for Chairman Loughry, President Knight and Executive Vice President Jones was 30.6, while the multiple for Senior Vice Presidents was 20.4 and the multiple for all other corporate officers was 10.2. In addition, the Committee will sometimes award an additional cash bonus to individuals who provided exemplary service that was beneficial to the goals of the Bank.

During the fiscal year ended December 31, 2004, the base salary of Ed C. Loughry, Jr., Chairman and Chief Executive Officer of the Company and the Bank, was $168,000, plus he was paid an incentive bonus of $51,408.  In determining the salary of Mr. Loughry, the Compensation Committee took into account all other forms of compensation, which such executive receives from the Company, including directors’ fees and various pension, health and life insurance benefits. The Committee believes the current compensation of Mr. Loughry is appropriate based on competitive salary surveys and the performance of the Company and the Bank.

On the recommendation of the Compensation Committee, the Board of Directors approved a one-year extension of the Employment Agreements and Severance Agreements described above.

Compensation Committee:

Gary Brown, Chairman
Tim J. Durham
James C. Cope

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Compensation Committee Interlocks and Insider Participation. During 2004, the following directors served as the Compensation Committee: Gary Brown, Tim J. Durham and James C. Cope. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the NASDAQ Index (U.S. Companies) and the SNL Bank Index.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Cavalry Bancorp, Inc.	100.00	65.52	71.97	85.07	114.22	161.18
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL Bank Index	100.00	118.10	119.29	109.38	147.55	165.34

Source : SNL Financial LC, Charlottesville, VA
© 2005

AUDIT COMMITTEE REPORT AND RESPONSIBILITIES OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a written Charter approved by the Company’s Board of Directors.

The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Audit Committee to the Company’s registered public accounting firm, the internal audit department and management of the Company. The Company’s registered public accounting firm, Rayburn, Bates & Fitzgerald, P.C., is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

Report of the Audit Committee. In connection with the specific activities performed by the Committee in its oversight role, it has issued the following report:

(1)	The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2004 with the Company's management.

(2)
The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees) as amended by Statement of Auditing Standards No. 90 (Audit Committee Communications).

(3)
The Audit Committee has received from the independent accountants, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, (i) a written disclosure, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor’s professional judgment, reasonably may be thought to bear on the auditor’s independence, and (ii) a letter from the independent auditor confirming that, in its professional judgment, it is independent of the Company; and the Audit Committee has discussed with the auditor the auditor’s independence from the Company.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.
The Audit Committee:

Tim J. Durham, Chairman
William H. Huddleston, IV
Terry G. Haynes
William Kent Coleman

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

RELATIONSHIP WITH REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has selected Rayburn, Bates & Fitzgerald, P.C. (formerly known as Rayburn, Betts & Bates, P.C.) to serve as independent auditors for the current fiscal year. A representative of Rayburn, Bates & Fitzgerald, P.C. will be present at the Meeting and will have an opportunity to speak and to answer appropriate questions from the Company's shareholders.

During the years ended December 31, 2004 and December 31, 2003, the Company incurred the aggregate fees set forth below for services performed by Rayburn, Bates & Fitzgerald, P.C., the Company's registered public accounting firm:

	2004	2003

Audit Fees[1]	$139,262	$94,500
Audit-Related Fees[2]	11,750	11,000
Tax Fees[3]	10,000	8,000
All Other Fees[4]	4,250	3,000

Total Fees	$165,262	$116,500

(footnotes on following page)

1.
Audit Fees include fees related to the annual independent audit of the Company's financial statements and reviews of the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. For 2004, Audit Fees include fees related to the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.

2.	Audit-Related Fees include fees related to the audit of the Bank’s 401(k) Plan and the Bank’s Employee Stock Ownership Plan in 2003 and 2004.

3.	Tax Fees include fees related to tax return preparation and other tax related assistance, planning and advice.

4.	All Other Fees include fees related to performance of agreed upon procedures related to the Bank's Trust Department.

The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the Company’s registered public accounting firm. The policy requires that all services Rayburn, Bates & Fitzgerald, P.C., the Company’s registered public accounting firm, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by Rayburn, Bates & Fitzgerald, P.C. during fiscal 2004 prior to Rayburn, Bates & Fitzgerald, P.C. performing such services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended December 31, 2004, all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

CERTAIN TRANSACTIONS

At December 31, 2004, loans to directors and executive officers, any member of the immediate family of a director or executive officer, any corporation or organization of which any director and executive officer is an executive officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities or any trust or other estate in which a director or executive officer has a substantial beneficial interest or for which the director or executive officer serves as a trustee totaled approximately $9.9 million. All loans or extensions of credit to those persons or entities above were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons or entities, except for loans made pursuant to programs generally available to all employees, and do not involve more than the normal risk of repayment or present other unfavorable features.

The wife and son of the Company’s Chairman and Chief Executive Officer, Ed C. Loughry, Jr. are employed by Cavalry Banking. Mrs. Loughry supervises the Cavalry Consulting Division of the Bank. During 2004, Mrs. Loughry’s salary and bonus totaled $109,839. Mrs. Loughry’s Other Compensation included market value of stock allocated under the ESOP ($80,683), employer paid 401(k) matching contributions ($4,173) and employer paid medical, dental, term life, and disability insurance premiums ($4,077). Mr. Loughry’s son, Cannon, is a Vice President and Cavalry Banking’s Chief Information Technology Officer. During 2004, his salary and bonus totaled $81,824. His Other Compensation included market value of stock allocated under the ESOP ($82,458), employer paid 401(k) matching contributions ($3,270) and employer paid medical, dental, term life, and disability insurance premiums ($4,181).

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has retained Mellon Investor Services LLC, Overpeck Centre, 85 Challenger Road, Ridgefield Park, NJ 07660 to perform the broker search and distribution for a fee of $500, plus reimbursable expenses. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

The Company's Annual Report to Shareholders has been mailed to shareholders of record as of the close of business on the Voting Record Date. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the Company's proxy solicitation materials for next year's Annual Meeting of Shareholders, or to be considered at such meeting, even if not included in the proxy solicitation materials, a shareholder proposal to take action at such meeting must be submitted in writing to Ira B. Lewis, Jr., Corporate Secretary, at the Company's main office at 114 West College Street, Murfreesboro, Tennessee 37130, no later than the close of business on November 19, 2005. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

FORM 10-K

A copy of the Company's Form 10-K for the fiscal year ended December 31, 2004, excluding certain exhibits, as filed with the SEC will be furnished without charge to persons who were shareholders as of the close of business on the Voting Record Date upon written request to Ira B. Lewis, Jr., Corporate Secretary, Cavalry Bancorp, Inc., 114 West College Street, Murfreesboro, Tennessee 37130. The Company's Annual Report on Form 10-K and various other filings it makes with the SEC also may be accessed at www.sec.gov or through the Company's web site at www.cavb.com.

BY ORDER OF THE BOARD OF DIRECTORS

IRA B. LEWIS, JR SECRETARY

Murfreesboro, Tennessee
March 18, 2005

Attachment

REVOCABLE PROXY
CAVALRY BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
APRIL 28, 2005

The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Cavalry Bancorp, Inc. with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Cavalry Bancorp, Inc. ("Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting"), to be held at the main office of Cavalry Banking located at 114 West College Street, Murfreesboro, Tennessee, on Thursday, April 28, 2005, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

1. The election as director of the nominees listed below (except as marked to the contrary below).

FOR	WITHHELD FOR ALL
☐	☐

01 Gary Brown
02 Terry G. Haynes
03 William H. Huddleston IV

INSTRUCTIONS: To withhold your vote for any individual nominee, write the nominee's name on the line below.

____

2. In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" the above proposal

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders, and the 2004 Annual Report to Shareholders.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE- PREPAID ENVELOPE.

Dated:________________________, 2005

____
PRINT NAME OF SHAREHOLDER

____
SIGNATURE OF SHAREHOLDER

____
PRINT NAME OF SHAREHOLDER

____
SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required, but each holder should sign, if possible.

▲ **FOLD AND DETACH HERE** ▲